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                                                                    EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We consent to the incorporation by reference in this registration statement of Rent-Way, Inc. on Form S-4 (SEC File No. 333-_______) of our report dated March 3, 1998 on our audits of the consolidated financial statements of Home Choice Holding, Inc. (formerly Alrenco, Inc.) and subsidiaries, after restatement for the 1998 pooling of interest with RTO, Inc. as described in Note 1 to those financial statements, as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which report is included in the Quarterly Report on Form 10-Q of Home Choice Holdings, Inc. for the quarter ended March 31, 1998 as filed with the Securities and Exchange Commission. We also consent to the incorporation by reference in this registration statement of Rent-Way, Inc. on the aforementioned Form S-4 of our report dated January 31, 1997, on our audit of the financial statements of Action TV and Appliance Rental, Inc. as of and for the seven month period ended July 31, 1996, appearing in the registration statement on Form S-4 (SEC File No. 333-44451) of Home Choice Holdings, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the reference to our firm under the caption "Experts" and "Home Choice Selected Historical Consolidated Financial Data."


/s/ PricewaterhouseCoopers LLP

                                                      PricewaterhouseCoopers LLP


Raleigh, North Carolina
November 5, 1998